Exhibit 99.3
Unica Corporation and Subsidiaries
Unaudited Pro Forma Financial Statements
(dollars in thousands, except share data)
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by Unica Corporation (“Unica”) of certain assets and the assumption of certain liabilities of MarketSoft Software Corporation (“MarketSoft”) using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined financial statements.
On December 20, 2005, Unica Corporation, a Delaware corporation, acquired certain assets of MarketSoft in exchange for $7,258 in cash and the assumption of specified liabilities of MarketSoft, effective as of December 20, 2005.
The following unaudited pro forma combined statement of operations combines Unica’s statement of operations data for the year ended September 30, 2005, with MarketSoft’s statement of operations data for the year ended June 30, 2005, as if the acquisition had been completed on October 1, 2004. The following unaudited pro forma combined balance sheet combines Unica’s balance sheet data as of September 30, 2005 and Marketsoft’s balance sheet data as of September 30, 2005, as if the acquisition had been completed on September 30, 2005. The pro forma financial information is based upon the historical consolidated financial statements of Unica and MarketSoft and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.
The unaudited pro forma combined financial statements include adjustments that have been made to reflect the preliminary purchase price allocation. This preliminary allocation represents estimates made for purposes of these pro forma financial statements and is subject to change upon finalization of management’s assessment of a valuation report from an independent valuation specialist.
The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Unica that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Unica at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of the Unica and MarketSoft or costs that may be incurred in integrating the two companies. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of Unica which is included in Unica’s Annual Report on Form 10-K for the year ended September 30, 2005 and Unica’s definitive proxy statement on Schedule 14A filed with the SEC on January 20, 2006, which are incorporated by reference herein, and the historical financial statements and related notes of MarketSoft included in this Form 8-K/A.

Unica Corporation and Subsidiaries
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2005
(in thousands)

	Unica	MarketSoft	Pro forma		Pro forma
	Historical	Historical	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$43,754	$8,536	$(15,794)	(A), (D)	$36,496
Restricted cash	144	—	—		144
Short-term investments	16,172	—	—		16,172
Accounts receivable	15,220	585	(585)	(D)	15,220
Purchased customer receivables	—	—	1,800	(A)	1,800
Deferred tax asset	926	—	—		926

Prepaid expenses and other current assets	1,002	518	(518)	(D)	1,002

Total current assets	77,218	9,639	(15,097)		71,760
Property and equipment	1,630	140	(25)	(D)	1,745
Purchased customer receivables, long term	—	—	2,273	(A)	2,273
Intagible assets	253	744	1,013	(A), (B), (C)	2,010
Goodwill	2,337	2,451	(410)	(A), (C)	4,378
Other assets	166	216	(216)	(D)	166

Total assets	$81,604	$13,190	$(12,462)		$82,332

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’s Equity (Deficit)
Current liabilities:
Current portion of capital lease obligation	$—	$13	$—		$13
Accounts payable	1,356	190	(190)	(D)	1,356
Accrued expenses	9,241	827	(455)	(A), (D)	9,613
Short-term deferred revenue	22,406	2,029	(1,688)	(D)	22,747

Total current liabilities	33,003	3,059	(2,333)		33,729
Long-term deferred revenue	2,228	—	—		2,228
Long-term capital lease obligation	—	2	—		2

Total liabilities	35,231	3,061	(2,333)		35,959

Redeemable convertible preferred stock	—	28,404	(28,404)	(E)	—

Stockholders’ equity (deficit):
Common stock	189	10	(10)	(E)	189
Additional paid in capital	45,281	32,741	(32,741)	(E)	45,281
Deferred stock-based compensation	(354)	—	—		(354)
Accumulated earnings (deficit)	1,097	(51,026)	51,026	(E)	1,097
Accumulated other comprehensive income	160	—	—		160

Total stockholders’ equity (deficit)	46,373	(18,275)	18,275		46,373

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$81,604	$13,190	$(12,462)		$82,332

See the accompanying notes to the unaudited pro forma financial information.

Unica Corporation and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended September 30, 2005
(in thousands, except share and per share data)

	Unica	MarketSoft	Pro forma		Pro forma
	Historical	Historical	Adjustments		Combined
Revenue:
License	$29,343	$849	$—		$30,192
Maintenance and services	34,205	4,842	(1,688)	(F)	37,359

Total revenue	63,548	5,691	(1,688)		67,551

Cost of revenue:
License	957	264	102	(B), (C)	1,323
Maintenance and services	10,679	1,021	—		11,700

Total cost of revenue	11,636	1,285	102		13,023

Gross profit	51,912	4,406	(1,790)		54,528

Operating expenses:
Sales and marketing	26,802	6,266	—		33,068
Research and development	11,466	4,475	—		15,941
General and administrative	6,927	2,148	—		9,075
Amortization expense	460	73	53	(B), (C)	586

Total operating expenses	45,655	12,962	53		58,670

Income (loss) from operations	6,257	(8,556)	(1,843)		(4,142)

Other income:
Interest income, net	660	274	(474)	(H)	460
Other income (expense), net	(67)	(6)	—		(73)

Total other income	593	268	(474)		387

Income (loss) before income taxes	6,850	(8,288)	(2,317)		(3,755)
Provision for (benefit from) income taxes	2,329	—	(3,624)	(G)	(1,295)

Net income (loss)	$4,521	$(8,288)	$1,307		$(2,460)

Net loss per share:
Basic	$(0.03)				$(0.65)

Diluted	$(0.03)				$(0.65)

Weighted average common shares outstanding:
Basic	11,342,468				11,342,468

Diluted	11,342,468				11,342,468

See the accompanying notes to the unaudited pro forma financial information.

Unica Corporation and Subsidiaries
Notes to Unaudited Pro Forma Financial Information (in thousands)
1. Acquisition of MarketSoft
(A)	The estimated purchase price of MarketSoft, for purposes of preparing these unaudited pro forma financial statements is $7,986. The allocation of the purchase price is based upon preliminary estimates of the assets and liabilities acquired in accordance with SFAS No 141 “Business Combinations”. A full determination of the purchase price allocation will be made upon receipt of a final valuation analysis of tangible and intangible assets. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocations.
          The purchase price paid for MarketSoft is as follows:

Cash paid	$7,258
Transaction and restructuring costs	372
Deferred revenue	341
Assumed liabilities	15

Total purchase price	$7,986

          The allocation of the purchase price is estimated as follows:

Purchased customer receivables — current	$1,800
Property and equipment	115
Purchased customer receivables — long term	2,273
Identifiable intangibles assets	1,757
Goodwill	2,041

Total purchase price	$7,986

Purchased customer receivables reflect the fair value of receivables related to completed customer contracts for which amounts had not yet been billed and cash had not yet been collected as of the acquisition date.

(B)	To record intangible assets resulting from Unica’s acquisition of MarketSoft, and to record pro forma amortization of such assets beginning October 1, 2004, over their estimated useful life as follows:

		Estimated	Amortization Expense
	Intangible	Useful	Year ended
	Asset	Life (years)	September 30, 2005
Customer contracts and related customer relationships	$628	5	$126
Developed technology	1,129	3	376

	$1,757		$502

Unica Corporation and Subsidiaries
Notes to Unaudited Pro Forma Financial Information (in thousands)
(C)	Adjustment to eliminate goodwill and intangible assets from MarketSoft balance sheet, and to eliminate amortization of intangible assets from MarketSoft statement of operations.

		Amortization Expense
	Intangible	Year ended
	Asset	June 30, 2005
Goodwill	$(2,451)	$—
Acquired technology	(588)	(274)
Trade names	(19)	(9)
Non-competes	(137)	(64)

	$(3,195)	$(347)

(D)	Adjustment to certain assets and liabilities not acquired per the terms of the purchase agreement with MarketSoft.

Cash	$(8,536)
Accounts receivable	(585)
Prepaid expenses and other current assets	(518)
Other assets	(216)
Accounts payable	190
Accrued expenses	827

$(8,838)

The following table reflects the adjustments to record the difference between the preliminary fair value and the historical amount of MarketSoft’s property and equipment and deferred revenue (see (F) below):

	MarketSoft Historical	Preliminary Fair Value	Pro Forma Adjustment

Property and equipment	$140	$115	$(25)
Deferred revenue	2,029	341	(1,688)

(E)	Adjustment reflects the elimination of the historical stockholders’ equity of MarketSoft.
(F)	Adjustment of $1,688 represents the difference between the preliminary fair value of the deferred revenue obligation assumed of $341 and the historical value of $2,029. The preliminary fair value of $341 represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services related to MarketSoft’s software maintenance contracts based on the deferred revenue balances of MarketSoft as of September 30, 2005. The adjustment to maintenance and services revenue represents the reduction in deferred revenue associated with the difference between the preliminary fair value and the historical amount.

Unica Corporation and Subsidiaries
Notes to Unaudited Pro Forma Financial Information (in thousands)
(G)	Adjustment reflects the effect of the acquisition on the provision for income taxes as if Unica’s effective tax rate of 34.5% were applied to the pro forma combined net loss.
(H)	Adjustment to eliminate interest income from MarketSoft statement of operations for cash not acquired, and to eliminate interest income from Unica statement of operations for cash used in the acquisition and not available for investment during the period. Unica’s interest income was estimated using an assumed interest rate of 2.5%.